EXHIBIT 10.4

NOTICE OF NON-QUALIFIED STOCK OPTION GRANT

TO EMPLOYEE

(2006 STOCK PLAN)

This certifies that ___________________________ has an option to purchase ___________________ shares of common stock, par value $.10 per share, of St. Jude Medical, Inc., a Minnesota corporation.

Social Security Number: ____________________

Address: ______________________

Grant Date: _____________________
Purchase Price Per Share: $_______

Expiration Date: ____________________

Exercisable Date: [insert vesting schedule, e.g., 25% exercisable on each of first four anniversaries of grant date]

This stock option is governed by, and subject in all respects to, the terms and conditions of the Non-Qualified Stock Option Agreement for Employees, a copy of which is attached to and made a part of this document, and the St. Jude Medical, Inc. 2006 Stock Plan, a copy of which is available upon request. This Notice of Non-Qualified Stock Option Grant to Employee has been duly executed, by manual or facsimile signature, on behalf of St. Jude Medical, Inc.

ST. JUDE MEDICAL, INC.

By:
Name:
Title:

ST. JUDE MEDICAL, INC. 2006 STOCK PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEES

This Non-Qualified Stock Option Agreement for Employees (this “Agreement”) is between St. Jude Medical, Inc., a Minnesota corporation (the “Company”), and you, the person named in the attached Notice of Non-Qualified Stock Option Grant to Employee (the “Notice”). This Agreement is effective as of the date of grant set forth in the attached Notice (the “Grant Date”).

The Company desires to provide you with an opportunity to purchase shares of the Company’s common stock, $.10 par value (the “Common Stock”), as provided in this Agreement in order to carry out the purpose of the St. Jude Medical, Inc. 2006 Stock Plan (the “Plan”).

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1.	Grant of Option.

The Company hereby grants to you, effective as of the Grant Date, the right and option (the “Option”) to purchase all or any part of the aggregate number of shares of Common Stock set forth in the attached Notice, on the terms and conditions contained in this Agreement and in accordance with the terms of the Plan. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Exercise Price.

The per share purchase price of the shares subject to the Option shall be the purchase price per share set forth in the attached Notice.

3.	Term of Option and Exercisability.

The term of the Option shall be for a period of eight years from the Grant Date, terminating at the close of business on the expiration date set forth in the attached Notice (the “Expiration Date”), or such shorter period as is prescribed in the attached Notice or in Section 5 of this Agreement. The Option shall become exercisable, or vest, on the date or dates and in the amount or amounts set forth in the attached Notice, subject to the provisions of Sections 4 and 5 of this Agreement. To the extent the Option is exercisable, you may exercise it in whole or in part, at any time, or from time to time, prior to the termination of the Option.

4.	Change of Control.

Notwithstanding the vesting provisions contained in Section 3 above, but subject to the other terms and conditions contained in this Agreement, from and after a Change of Control (as defined below) the Option shall become immediately exercisable in full. As used herein, “Change of Control” shall mean any of the following events:

(i)            the acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or any of its Subsidiaries, or any employee benefit plan of the Company and/or one or more of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as defined below); or

(ii)           individuals who, as of the Grant Date, constitute the Board of Directors of the Company (generally the “Directors” and as of the Grant Date the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Grant Date whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or

(iii)          the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three-quarters of the Continuing Directors; or

(iv)          the first purchase under any tender offer or exchange offer (other than an offer by the Company or any of its Subsidiaries) pursuant to which shares of Common Stock are purchased; or

(v)           at least a majority of the Continuing Directors determines in their sole   discretion that there has been a change in control of the Company.

5.	Effect of Termination of Employment.

(a)           If your employment is terminated by reason of your death, the Option may be exercised at any time within 12 months after the date of your death, to the extent that the Option was exercisable by you on the date of death, by your personal representatives or administrators or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option.

(b)           If your employment is terminated by reason of Disability, you may exercise the Option at any time within 12 months after such termination of employment, to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option.

(c)           If your employment is terminated by reason of Retirement, you may exercise the Option at any time within 36 months after such termination of employment, to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option.

(d)           If your employment is terminated for Cause, the Option shall terminate immediately upon termination of employment and shall not be exercisable thereafter.

(e)           If your employment is terminated for any reason other than your death, Disability, Retirement or for Cause, you may exercise the Option at any time within 90 days after the date of such termination of employment, to the extent that the Option was exercisable by you on the date of such termination, subject to the condition that the Option shall not be exercisable after the Expiration Date of the Option. However, if concurrently with the termination of your employment you become a consultant to the Company pursuant to a written consulting agreement, then you may continue to exercise the Option at any time until 90 days after the date of termination of such consulting agreement, to the extent the Option was exercisable by you on the date of your termination of employment, subject to the condition that the Option will not be exercisable after the Expiration Date of the Option.

6.	Method of Exercising Option.

(a)           Subject to the terms and conditions of this Agreement, you may exercise the Option by following the procedures established by the Company from time to time. In addition, you may exercise the Option by written notice to the Company, as provided in Section 9(i) of this Agreement, that states (i) your election to exercise the Option, (ii) the Grant Date of the Option, (iii) the purchase price of the shares, (iv) the number of shares as to which the Option is being exercised, (v) the manner of payment of the exercise price and (vi) the manner of payment for any income tax withholding amount. The notice shall be signed by you or the person(s) exercising the Option. The notice shall be accompanied by payment in full of the exercise price for all shares designated in the notice. To the extent that the Option is exercised after your death, the notice of exercise shall also be accompanied by appropriate proof of the right of such person(s) to exercise the Option.

(b)           Payment of the exercise price shall be made to the Company through one or a combination of the following methods:

(i)            cash, in United States currency (including check, draft, money order or wire transfer made payable to the Company); or

(ii)           delivery (either actual delivery or by attestation) of shares of Common Stock acquired by you more than six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Option exercise price. You shall represent and warrant in writing that you are the owner of the shares so delivered, free and clear of all liens, encumbrances, security interests and restrictions, and you shall duly endorse in blank all certificates delivered to the Company.

7.	Income Tax Withholding.

(a)           You acknowledge that you will consult with your personal tax adviser regarding the income tax consequences of exercising the Option or any other matters related to this Agreement and that any federal, state, local or foreign payroll, withholding, income or other taxes are your sole and absolute responsibility. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes are withheld or collected from you.

(b)           In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the exercise of the Option by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of such taxes or (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share. Your election must be made on or before the date that the amount of tax to be withheld is determined.

8.	Adjustments.

If the Committee administering the Plan determines that any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, other change in corporate structure affecting the Common Stock, spin-off, split-up or other distribution of assets to shareholders, or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is determined by the Committee administering the Plan to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee administering the Plan shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of the shares covered by the Option and the exercise price of the Option.

9.	General Provisions.

(a)           Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

(b)           No Rights as a Shareholder. Neither you nor your legal representatives shall have any of the rights and privileges of a shareholder of the Company with respect to the shares of Common Stock subject to the Option unless and until certificates for such shares have been issued upon exercise of the Option.

(c)           No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company. In addition, the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

(d)           Option Not Transferable. The Option may not be transferred, pledged, alienated, attached or otherwise encumbered, and any purported transfer, pledge, alienation, attachment or encumbrance of the Option will be void and unenforceable against the Company, except that the Option may be transferred (i) by will or by the laws of descent and distribution or (ii) if approved in advance by the Committee administering the Plan, in its discretion and subject to such additional terms and conditions as it determines, by gift, without consideration, under a written instrument that is approved in advance by the Committee administering the Plan, to a member of your family, as defined in Section 267 of the Code, or to a trust or similar entity whose sole beneficiaries are you and/or members of your family (such family member or other entity, a “Permitted Transferee”), provided that such transfer and the exercise of the Option by such Permitted Transferee do not violate any federal or state securities laws. During your lifetime the Option will be exercisable only by you or such Permitted Transferee.

(e)           Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

(f)            Securities Matters. The Company shall not be required to deliver any shares of Common Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(g)           Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(h)           Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of this Agreement.

(i)            Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

St. Jude Medical, Inc.
Stock Option Administrator
One Lillehei Plaza
St. Paul, MN 55117

(j)            Notice of Non-Qualified Stock Option Grant to Employee. This Agreement is attached to and made part of a Notice of Non-Qualified Stock Option Grant to Employee and shall have no force or effect unless such Notice is duly executed and delivered by the Company to you.

* * * * * * * *